Exhibit 10.1
SECOND AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into this 30th day of June, 2009, by and between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and Young Energy Prize S.A., a Luxembourg corporation (the “Investor”).
Recitals:
     A. The Company and the Investor are parties to that certain Securities Purchase Agreement dated as of February 9, 2009 (the “Original Securities Purchase Agreement”).
     B. The Original Securities Purchase Agreement was amended by a First Amendment to Securities Purchase Agreement, dated as of April 9, 2009 (the “First Amendment”).
     C. The Original Securities Purchase Agreement as amended by the First Amendment is sometimes hereinafter referred to as the “Purchase Agreement.”
     D. Section 6.1(a) of the Purchase Agreement currently provides that the Purchase Agreement may be terminated by either party if the Closing has not occurred by 6:30 p.m., Eastern Time, on June 30, 2009 (the “Termination Date”), except that the right to terminate the Purchase Agreement pursuant to Section 6.1(a) shall not be available to any party whose failure to perform any of its obligations under this Agreement is the primary cause of the failure of the Closing to have occurred by such date and time.
     E. Section 7.5 of the Purchase Agreement provides that no provision of the Purchase Agreement may be amended except in a written instrument signed by the Company and the Investor.
     F. The Company and the Investor desire to amend the Purchase Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Investor hereby agree as follows:
1. Company Performance. The Investor hereby acknowledges and agrees that the Company has fully performed all obligations required to be performed by it prior to the Closing.
2. Request for Extension of Termination Date. At the request of the Investor, the Company and the Investor have agreed to extend the Termination Date to July 15, 2009.

3. Amendment of Purchase Agreement.
     (a) The definition of “Closing Date” set forth in Section 1.1 of the Purchase Agreement is hereby amended in its entirety to read as follows:
     “Closing Date” means the first Business Day on which the Company is able to confirm receipt of the Investment Amount in immediately available funds, or such other date as the parties mutually may agree.
     (b) Section 2.2 of the Purchase Agreement is hereby amended in its entirety to read as follows:
     2.2 Closing. The Closing shall take place by electronic exchange on the Closing Date or in such other manner and at such other time and place as the parties may mutually agree. The Investor shall initiate a wire transfer of the Investment Amount to an account designated by the Company no later than July 8, 2009 and, as soon as reasonably practicable thereafter, provide the Company with an identifying reference number and other evidence substantiating the commencement of the wire transfer.
     (c) Section 6.1(a) of the Purchase Agreement is hereby amended in its entirety to read as follows:
     “(a) by the Investor or the Company, upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m., Eastern Time, on July 15, 2009; provided, that the right to terminate this Agreement pursuant to this Section 6.1(a) shall not be available to any party whose failure to perform any of its obligations under this Agreement is the primary cause of the failure of the Closing to have occurred by such date and time; or”
     (d) A new Section 4.9 is hereby added to the Purchase Agreement to read in its entirety as follows:
     4.9 Best Efforts. Each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as soon as practicable after June 30, 2009.
4. Effect of this Amendment. Except as specifically amended as set forth herein, each term and condition of the Purchase Agreement shall continue in full force and effect.
5. Counterparts; Facsimile Signatures. This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

     The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY: MAGELLAN PETROLEUM CORPORATION
By:	/s/ William H. Hastings
	Name:	William H. Hastings
	Title:	President and Chief Executive Officer

INVESTOR: YOUNG ENERGY PRIZE S.A.
By:	/s/ Nikolay V. Bogachev
	Name:	Nikolay V. Bogachev
	Title:	President and CEO